SubItem 77E

LEGAL PROCEEDINGS

Since October
2003 Federated and
related entities
collectively Federated
and various Federated
funds Funds have been
 named as defendants
in several class action
lawsuits now pending in the
United States District
 Court for the District
 of Maryland The lawsuits
were purportedly filed on behalf of
people who purchased
owned and/or redeemed
shares of Federatedsponsored
 mutual funds during
specified periods
beginning November 1
1998 The suits are generally
 similar in alleging that
Federated
engaged in illegal and
improper trading practices
including market timing and
late trading in concert with
certain institutional
traders which allegedly
caused financial injury
to the mutual fund shareholders
These lawsuits began to
be filed shortly after
Federateds first public
announcement that it had received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office of the
New York State Attorney
General NYAG and other
authorities In that regard
on November 28
2005 Federated announced
that it had reached final
settlements with the SEC
and the NYAG with respect
to those matters Specifically
the SEC and NYAG settled
proceedings against three Federated
subsidiaries involving
undisclosed market timing
arrangements and late trading
The SEC made findings
that Federated Investment
Management Company FIMC an
SECregistered investment adviser to
various Funds and Federated
Securities Corp an SECregistered
brokerdealer and distributor
for the
Funds violated provisions of
the Investment Advisers Act
and Investment Company Act
by approving
but not disclosing three
market timing arrangements
or the associated conflict
of interest between FIMC
and the funds involved in
the arrangements either to
other fund shareholders or
to the funds board and
that Federated Shareholder
Services Company formerly
an SECregistered transfer
agent failed to
prevent a customer and a
Federated employee from
late trading in violation
of provisions of the
Investment Company Act The
NYAG found that such conduct
 violated provisions of
New York State
law Federated entered into
the settlements without
admitting or denying the
regulators findings As
Federated previously
reported in 2004 it has
already paid approximately
80 million to certain funds as
determined by an independent
 consultant As part of
these settlements Federated
agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
additional 72 million and
 among
other things agreed that
it would not serve as
investment adviser to
any registered investment company
unless i at least 75 of
the funds directors are
independent of Federated
ii the chairman of each such
fund is independent of
Federated iii no action
may be taken by the funds
 board or any committee
thereof unless approved
by a majority of the
independent trustees of
the fund or committee
respectively
and iv the fund appoints
a senior officer who reports
to the independent trustees
and is responsible for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the
process by which management
fees charged to a fund are
approved The settlements
are described in
Federateds announcement which
along with previous press
releases and related
communications on
those matters is available
in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various
Funds have also been
named as defendants in
 several additional
lawsuits the
majority of which are
now pending in the
United States District
Court for the Western
District of
Pennsylvania alleging
among other things
excessive advisory and
Rule 12b1 fees
The board of the Funds
has retained the law
firm of Dickstein Shapiro
LLP to represent the
Funds in these
lawsuits Federated and
the Funds and their
respective counsel are
reviewing the allegations
and intend
to defend this litigation
Additional lawsuits based
upon similar allegations may
 be filed in the future The
potential impact of these
lawsuits all of which seek
unquantified damages
attorneys fees and expenses
and future potential similar
 suits is uncertain Although
we do not believe that
these lawsuits will have
a
material adverse effect
on the Funds there can
be no assurance that these
 suits ongoing adverse publicity
and/or other developments
resulting from the regulatory
investigations will not
result in increased Fund
redemptions reduced sales
of Fund shares or other
 adverse consequences for the Funds